The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333– 105536

SUBJECT TO COMPLETION, DATED JANUARY 23, 2007

Prospectus Supplement
January   , 2007
(To Prospectus dated January 30, 2004)
$

$  % Notes due 2017
$  % Notes due 2037

Apache Corporation is offering $      aggregate principal amount of     % notes due 2017 and $      aggregate principal amount of     % notes due 2037. Interest on the notes will be paid semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2007. The     % notes due 2017 will mature on January 15, 2017 and the     % notes due 2037 will mature on January 15, 2037. We may redeem some or all of each series of notes at any time or from time to time at the redemption prices calculated as described in this prospectus supplement under “Description of Notes — Optional Redemption.” The notes are not subject to any sinking fund. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The notes will be our general unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement.

	Per 2017			Per 2037
	Note		Total	Note		Total

Public offering price(1)		%	$		%	$
Underwriting discounts		%	$		%	$
Proceeds to Apache, before expenses(1)		%	$		%	$

(1)	Plus accrued interest, if any, from January , 2007, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about January   , 2007.

Joint Book-Running Managers

Banc of America Securities LLC	JPMorgan

Co-Managers
BMO Capital Markets
BNP Paribas
Deutsche Bank Securities
RBC Capital Markets
RBS Greenwich Capital
Wachovia Securities

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus supplement, unless the context indicates otherwise, the terms “Apache,” “we,” “us,” “Company” and “our” refer to Apache Corporation and its subsidiaries. In this prospectus supplement, we refer to the     % notes due 2017 as the “2017 notes” and the     % notes due 2037 as the “2037 notes,” and together as the “notes.”

Our name, logo and other trademarks mentioned in this prospectus supplement are the property of their respective owners.

OIL AND GAS TERMS

When describing natural gas:
MMBtu	=	million British thermal units
Mcf	=	thousand cubic feet
MMcf	=	million cubic feet
Bcf	=	billion cubic feet
When describing oil:
bbl	=	barrel
Mbbls	=	thousand barrels
MMbbls	=	million barrels
When comparing natural gas to oil:
6 Mcf of gas	=	1 bbl of oil equivalent
boe	=	barrel of oil equivalent
Mboe	=	thousand barrels of oil equivalent
MMboe	=	million barrels of oil equivalent

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Apache is subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and in accordance therewith files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Apache, who file electronically with the SEC. The address of that site is http://www.sec.gov. Apache’s SEC filings are also available from our web site at http://www.apachecorp.com. Information on our web site is not part of this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. The accompanying prospectus is part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet web site.

Documents Incorporated by Reference

We have “incorporated by reference” in this prospectus supplement and the accompanying prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, unless we provide you with different information in this prospectus supplement or the accompanying prospectus or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the completion of the offering of the notes will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than information in such future filings deemed to have been furnished and not filed in accordance with SEC rules) and will automatically update, where applicable, and supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about us, our business and our financial condition.

Apache SEC Filings	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2006, June 30, 2006 and September 30, 2006
Current Reports on Form 8-K	Filed January 19, 2006, February 3, 2006, April 20, 2006, October 25, 2006, December 18, 2006 and January 18, 2007

You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from us or from the SEC through the SEC’s web site at the address above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

Apache Corporation
2000 Post Oak Boulevard
Houston, Texas 77056
Telephone: (713) 296-6000

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act.

These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plans,” “believe” or the negative of these terms or similar terminology.

These statements are only predictions. Actual events or results may differ materially because of market conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus supplement. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarter ended September 30, 2006 (incorporated by reference in this prospectus supplement and the accompanying prospectus) and similar sections in any subsequent filings that we incorporate by reference in this prospectus supplement and the accompanying prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

RECENT DEVELOPMENTS

On January 17, 2007, we entered into an agreement to acquire a controlling interest in 28 oil and gas fields in the Permian Basin of West Texas from Anadarko Petroleum Corporation for $1 billion. The transaction, which will involve Apache and Anadarko entering into a joint-venture arrangement, will be effective the earlier of closing or March 31, 2007 and is subject to standard regulatory and other requirements, such as compliance with the Hart-Scott-Rodino Antitrust Improvements Act. Owners of working interests in certain of the Permian Basin properties have preferential purchase rights that, if exercised, would reduce the interests we purchase in those properties and the purchase price we would pay. We anticipate booking net reserves of 70 million barrels of oil equivalent (57 million barrels of oil and 78 billion cubic feet of natural gas). For 2007, the fields are forecasted to produce approximately 9,000 barrels of oil and 19 million cubic feet (MMcf) of gas per day net to us. The estimates mentioned in this paragraph are based on our analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines. The reserves and average daily production attributable to the Anadarko transaction are based solely on our internal estimates and have not been reviewed by our independent reserve engineers. There is no assurance that the Anadarko transaction will be completed or, if completed, that our estimates of reserves and average daily production will prove correct.

In anticipation of closing the Anadarko transaction, on January 18, 2007, we entered into costless collar hedges on NYMEX gas covering 10,000 MMBtu per day from April 1, 2007 through March 31, 2010 and on West Texas Intermediate, or WTI, oil covering 4,000 barrels per day from July 1, 2007 through June 30, 2010. These hedges were based on a portion of expected future production from our existing properties. The NYMEX gas collars have an average floor price of $6.81 and ceiling price of $8.87 per MMBtu. The WTI oil collars have an average floor price of $51.66 and ceiling price of $64.36 per barrel.

On December 1, 2006, we received comments from the SEC staff on our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our quarterly report on Form 10-Q for the quarter ended June 30, 2006. We responded to the comments by letter dated December 15, 2006. We do not believe that the comments, or our responses thereto, materially affect the disclosures in our existing Exchange Act reports. We have asked the SEC staff to concur that we may include any additional or revised disclosure resulting from the comment process only in future filings with the SEC, without amending our previously filed reports. However, as of the date hereof, we have received no reply to our response letter, and there can be no assurance that we will not be required to amend our 2005 Form 10-K and June 30, 2006 Form 10-Q to address the SEC staff comments or that there may not be additional comments in light of our responses.

The comments on our 2005 10-K included requests that we: quantify and clarify how we have accounted for expected insurance recoveries; provide detail for other liabilities in excess of 5% of total current liabilities on the December 31, 2005 balance sheet; with regard to asset retirement obligations, explain the decrease in liabilities incurred in 2005 compared to 2004 in Note 4 to the financial statements; and revise our presentation of asset retirement obligation costs and capitalized interest in Note 14 to the financial statements. The SEC staff also made engineering-related comments on our 2005 Form 10-K, including requests that we: disclose any material acreage expiry over the next three years for gross and net undeveloped and developed acreage; and explain to the staff and clarify in our disclosure certain of the procedures followed in connection with the independent petroleum engineers’ review of estimated proved reserves and future net cash flows. The comment on our June 30, 2006 Form 10-Q consisted of a request that we add disclosure of our policy regarding the estimated annual effective tax rates used in the preparation of our interim financial statements and the effect of a tax rate change on our deferred tax liabilities.

RISK FACTORS

An investment in the notes is subject to numerous risks, including those described under Item 1A, Risk Factors, of our annual report on Form 10-K for the year ended December 31, 2005 and under Part II, Item 1A of our quarterly report on Form 10-Q for the quarter ended September 30, 2006, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks could materially affect our ability to meet obligations under the notes. You could lose all or part of your investment in and expected return on the notes.

USE OF PROCEEDS

The net proceeds from this offering are expected to be approximately $      billion, after deducting the underwriting discounts and our estimated offering expenses. Apache intends to use the net proceeds from the sale of the notes to repay a portion of our outstanding commercial paper, which was incurred to finance in part acquisitions made by us in 2006, as described in our quarterly report on Form 10-Q for the quarter ended September 30, 2006, and for general corporate purposes. This repayment will reduce the principal amount of our outstanding commercial paper to approximately $      million. As of January 19, 2007, we had approximately $1.7 billion in principal amount of commercial paper bearing interest at an average weighted rate of 5.37 percent per annum. Upon the closing of the transaction with Anadarko as more fully described above under “Recent Developments,” we intend to use proceeds from the issuance of commercial paper to fund a portion of the purchase price.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2006 on an actual basis and on an as adjusted basis to give effect to the sale of the notes offered hereby and the application of those net proceeds as described under “Use of Proceeds.” You should read this table in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of
	September 30, 2006
	Actual	As Adjusted(1)
	(unaudited)
	($ amounts in thousands)

Cash and cash equivalents	$160,922	$

Total debt (including current portion):
Existing notes and debentures	2,192,487
Revolving credit facility and commercial paper	1,411,000		—
Notes offered hereby	N/A
Other existing indebtedness	44,917

Total debt (including current portion)	3,648,404
Total shareholders’ equity	12,635,044

Total capitalization	$16,283,448	$

(1)	The total consideration for our acquisition of Anadarko’s Permian Basin assets is approximately $1 billion which will be paid with the proceeds of a commercial paper issuance. The “As Adjusted” column does not give effect to this anticipated commercial paper issuance.

DESCRIPTION OF NOTES

Apache will issue the notes under the senior indenture dated as of February 15, 1996, as supplemented on November 5, 1996, between us and The Bank of New York Trust Company, N.A. (as successor-in-interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. The following description and the description of our debt securities in the accompanying prospectus is a summary of the material provisions of the notes and the senior indenture. These descriptions do not restate the senior indenture in its entirety. We urge you to read the senior indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the senior indenture as an exhibit to the registration statement, which includes the accompanying prospectus.

This description of the notes in this prospectus supplement, to the extent it is inconsistent, replaces the description of the general provisions of the debt securities and the senior indenture in the accompanying prospectus. The notes are “senior debt securities” as that term is used in the accompanying prospectus.

With certain exceptions and pursuant to certain requirements set forth in the senior indenture, we may discharge our obligations under the senior indenture with respect to each series of notes as described under “Description of Apache Corporation Debt Securities — Discharge, Defeasance and Covenant Defeasance” beginning on page 28 in the accompanying prospectus.

Principal, Maturity and Interest

The notes will be senior unsecured obligations of Apache.

Apache is offering $      initial aggregate principal amount of     % notes due 2017 and $      initial aggregate principal amount of     % notes due 2037. The 2017 notes will mature on January 15, 2017 and the 2037 notes will mature on January 15, 2037.

We may issue and sell additional notes of each series in the future without the consent of the holders of the notes of that series. Any additional notes of either series, together with the outstanding notes of that series, will constitute a single series of notes under the senior indenture.

Interest on the 2017 notes will accrue at the rate of     % per year and interest on the 2037 notes will accrue at the rate of     % per year. Interest on the notes will be paid semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2007. We will make each interest payment to the person in whose name the notes of the applicable series are registered at the close of business on the immediately preceding January 1 or July 1, as the case may be, whether or not that date is a business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

Interest on the notes of each series will accrue from January   , 2007, or from the most recent interest payment date to which interest has been paid or duly provided for, and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, maturity date or redemption date of the notes of a series falls on a day that is not a business day, the related payment will be made on the next business day and, unless we default on the payment, no interest will accrue for the period from and after the interest payment date, maturity date or redemption date.

We do not intend to list either series of notes on any securities exchange or automated quotation system.

The notes will be issued in book-entry form without coupons only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If a change in control, as defined in the accompanying prospectus, occurs, each holder of notes may elect to require us to repurchase the holder’s notes. If a holder makes this election, we must purchase the holder’s notes for their principal amount plus accrued interest to the purchase date. See “Description of Apache Corporation Debt Securities — We are Obligated to Purchase Debt Securities upon a Change in Control” beginning on page 27 in the accompanying prospectus.

Optional Redemption

The notes of each series may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus basis points, in the case of the 2017 notes, and at the applicable treasury rate plus basis points, in the case of the 2037 notes.

plus, in each case, accrued and unpaid interest on the principal amount of the notes of that series being redeemed to the redemption date.

“Treasury rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day next preceding the date fixed for redemption.

“Comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the series of notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of notes.

“Comparable treasury price” means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“Independent investment banker” means either Banc of America Securities LLC or J.P. Morgan Securities Inc., as specified by us, or, if those firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.

“Reference treasury dealer” means each of (1) Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by us after consultation with the independent investment banker.

“Reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day next preceding such redemption date.

We will mail a notice of redemption to each holder of notes of the series to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption. If fewer than all of the notes of a series are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes of that series not previously called by such method as the trustee deems fair and appropriate.

Book-Entry; Delivery and Form

Each series of notes will be issued in the form of one or more global notes, or the Global Notes, registered in the name of The Depository Trust Company or its nominee, as described below and under “Description of Apache Corporation Debt Securities — Global Securities” beginning on page 23 and “— Book-Entry Securities” beginning on page 64, both in the accompanying prospectus. The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York, or the Depositary, and registered in the name of a nominee of the Depositary in the form of a global certificate. All interests in the Global Notes will be subject to the operations and procedures of the Depositary, Euroclear Bank S.A./N.V., or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg. Beneficial interests in the Global Notes must be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Depositary has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, the Depositary or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such Depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with the Depositary, or participants, or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through the Depositary if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as the Depositary, or its nominee, is the registered owner or holder of the notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the senior indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Depositary’s procedures, in addition to those provided for under the senior indenture with respect to the notes.

Payments of the principal of, premium, if any, and interest (including additional interest) on, the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes. None of Apache, the trustee or any paying agent under the senior indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

The Depositary has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest (including additional interest) on the Global Notes, to credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in the Depositary will be effected in the ordinary way through the Depositary’s same-day funds system in accordance with the Depositary’s rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of the Depositary and with the procedures set forth in the senior indenture governing the notes.

The Depositary has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the Depositary’s interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if an event of default under the senior indenture governing the notes has occurred and is continuing, the Depositary will exchange the Global Notes for certificated securities, which it will distribute to its participants.

The Depositary has advised us as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depositary, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Clearstream, Luxembourg holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to either series of notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations, or Euroclear Participants, and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a Global Note through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a Global Note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to either series of notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in the Depositary, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a Global Note from a Direct Participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream,

Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear Participant or Clearstream Participant to a Direct Participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the Depositary’s settlement date.

The information in this section concerning the Depositary, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective Participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following describes the material U.S. federal income tax consequences of the ownership and disposition of the notes by holders who purchase notes at their original issuance. This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of notes and you are a “United States person” for U.S. federal income tax purposes or a “non-U.S. holder” if you are a beneficial owner of notes who is an individual, corporation, trust or estate that is not a “United States person” for U.S. federal income tax purposes. A “United States person” is:

•	an individual citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

This discussion only applies to holders who hold the notes as capital assets. The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax exempt organizations, financial institutions, investors in pass-through entities, expatriates, taxpayers subject to the alternative minimum tax, broker-dealers and persons holding the notes as part of a “straddle,” “hedge” or “conversion transaction,” may be subject to special rules not discussed below. This discussion does not address any estate, gift, foreign, state or local taxes. We urge you to consult your own tax advisors regarding the particular U.S. federal income tax consequences to you of holding and disposing of notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws.

U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes.

Payments of Interest.  Payments of stated interest on a note will generally be taxable to you as ordinary income at the time received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Notes.  Upon a sale, exchange or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount received upon the sale or other disposition (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into gross income) and your adjusted tax basis in the note at that time.

Gain or loss realized on the sale or other disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale or other disposition, the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting.  In general, information reporting will apply to certain payments of principal and interest on the notes and to the proceeds from the sale or other disposition of a note paid to you unless you are an exempt recipient. Additionally, a backup withholding tax (currently at a rate of 28%) will apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report full dividend and interest income or otherwise fail to comply with applicable requirements of the backup withholding rules.

If the backup withholding applies to you, you may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide certain information to the Internal Revenue Service or IRS.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes.

Payments of Interest.  Payments of interest on the notes that is not effectively connected with the conduct of a trade or business in the United States to a non-U.S. holder will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

•	do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock,

•	are not a “controlled foreign corporation” that is related to us, and

•	certify to us, our payment agent, or the person who would otherwise be required to withhold U.S. tax, on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a United States person and provide your name and address.

If you do not satisfy the preceding requirements, your interest on a note would generally be subject to a 30% U.S. withholding tax unless you provide a properly executed IRS Form W-8BEN (or applicable substitute form) claiming an exemption from, or reduction of, withholding under the benefits of a tax treaty.

If you are engaged in a trade or business in the United States, and if interest on a note is effectively connected with the conduct of that trade or business and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States, you will be exempt from U.S. withholding tax if specific certification requirements are met but will be subject to regular U.S. federal income tax on the interest in the same manner as if you were a United States person. You can generally meet the certification requirements if you provide to us, our payment agent or the person who would otherwise be required to withhold U.S. tax, a properly completed and executed IRS Form W-8ECI or applicable substitute form. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any “effectively connected” income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment you maintain in the United States. In addition to regular U.S. federal income tax, if you are a foreign corporation, you may be subject to a U.S. branch profits tax at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Gain on Disposition.  You generally will not be subject to U.S. federal income tax on any gain realized on a sale, redemption, exchange or other taxable disposition of a note unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States; or

•	you are an individual who has been present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a United States person, and in addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Information reporting and backup withholding.  Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. U.S. backup withholding tax generally will not apply to payments of interest on the notes by us or our paying agent to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States person or that the conditions of any other exemptions are not in fact satisfied.

The payment of the proceeds of the disposition of notes (including redemption or retirement) to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status and specific other conditions are met or you otherwise establish an exemption. The proceeds of a disposition effected outside the United States by you of notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

We urge you to consult your own tax advisor regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you furnish the required information in a timely manner to the IRS.

UNDERWRITING

We are offering the notes described in this prospectus supplement through a number of underwriters. Banc of America Securities LLC and J.P. Morgan Securities Inc. are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of each series of notes listed next to its name in the following table.

	Principal Amount of	Principal Amount of
Underwriter	2017 Notes	2037 Notes

Banc of America Securities LLC	$	$
J.P. Morgan Securities Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
RBC Capital Markets Corporation
Wachovia Capital Markets, LLC

Total	$	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters have advised us that they propose initially to offer each series of notes to the public for cash at the respective public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of     % of the principal amount of the 2017 notes and a concession not in excess of     % of the principal amount of the 2037 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the 2017 notes and a concession not in excess of     % of the principal amount of the 2037 notes to certain other dealers. After the public offering of the notes, the public offering price of each series of notes and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $     .

The following table shows the underwriting commissions to be paid to the underwriters by us in connection with this offering (expressed as a percentage of the principal amount of each of the 2017 notes and the 2037 notes):

Paid by Apache

Per 2017 note		%
Per 2037 note		%

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

The notes are new issues of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market prices of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000 and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Andrews Kurth LLP. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

EXPERTS

The consolidated financial statements of Apache Corporation appearing in our Annual Report (Form 10-K) for the year ended December 31, 2005 and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$1,500,000,000

Common Stock

Preferred Stock
Depositary Shares
Debt Securities
Common Stock Purchase Contracts
Common Stock Purchase Units

Apache Trust I

Apache Trust II

Trust Preferred Securities

Guaranteed By
Apache Corporation

Apache Finance Australia Pty Ltd

(ACN 104 261 261)
Apache Finance Canada II Corporation

Debt Securities

Guaranteed By
Apache Corporation

     By this prospectus, Apache Corporation may from time to time offer common stock and related rights, preferred stock, depositary shares, contracts to purchase shares of common stock, common stock purchase units, senior debt securities and/or subordinated debt securities, each of the Apache Trusts may from time to time offer its trust preferred securities guaranteed by us and each of Apache Finance Australia Pty Ltd and Apache Finance Canada II Corporation may from time to time offer its debt securities guaranteed by us.

     This prospectus provides a general description of the securities Apache, the Apache Trusts, Apache Australia and Apache Canada may offer. Supplements to this prospectus will describe the specific terms of the securities that Apache, the Apache Trusts, Apache Australia and/or Apache Canada actually offer. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

     Apache Corporation’s common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange and quoted on the Nasdaq National Market under the symbol “APA.”

     Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading “Where You Can Find More Information.”

     Apache, the Apache Trusts, Apache Australia and Apache Canada may sell these securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 30, 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Apache, the Apache Trusts, Apache Australia and Apache Canada filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, Apache, the Apache Trusts, Apache Australia and/or Apache Canada may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $1,500,000,000 including the U.S. dollar equivalent of non-U.S. dollar offerings. This prospectus provides you with a general description of the securities Apache, the Apache Trusts, Apache Australia and Apache Canada may offer. Each time Apache, the Apache Trusts, Apache Australia and Apache Canada offer to sell securities, Apache, the Apache Trusts, Apache Australia and/or Apache Canada will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

      In this prospectus, “Apache,” “we,” “us,” and “our” mean Apache Corporation, “Apache Australia” means Apache Finance Australia Pty Ltd and “Apache Canada” means Apache Canada Finance II Corporation. Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

OIL AND GAS TERMS

When describing natural gas:	Mcf	= thousand cubic feet
	MMbtu	= million British thermal units
	MMcf	= million cubic feet
	Bcf	= billion cubic feet
When describing oil:	Bbl	= barrel
	Mbbls	= thousand barrels
	MMbbls	= million barrels
When comparing natural gas to oil:	6 Mcf of gas	= 1 bbl of oil equivalent
	Boe	= barrel of oil equivalent
	Mboe	= thousand barrels of oil equivalent
	MMboe	= million barrels of oil equivalent

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

      Our common stock has been listed and traded on the New York Stock Exchange since 1969 and the Chicago Stock Exchange since 1960 and quoted on the Nasdaq National Market since 2004. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, and at the Chicago Stock Exchange, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

      The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Until we sell all of the securities covered by this prospectus, or after the date of this initial registration statement to the date of effectiveness of this registration statement, we incorporate by reference the documents filed by us listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2002;

•	Quarterly Reports on Form 10-Q, as amended by Form 10-Q/A, for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	Current Report on Form 8-K, filed January 12, 2004;

•	Current Report on Form 8-K, filed January 8, 2004;

•	Current Report on Form 8-K, filed December 22, 2003;

•	Current Report on Form 8-K, filed September 30, 2003;

•	Current Report on Form 8-K, filed September 18, 2003;

•	Current Report on Form 8-K, filed July 14, 2003;

•	Current Report on Form 8-K, filed May 16, 2003;

•	Current Report on Form 8-K, filed April 17, 2003, as amended by Forms 8-K/A, filed June 16, 2003 and January 26, 2004;

•	Current Report on Form 8-K, filed January 16, 2003; and

•	Current Report on Form 8-K, filed January 13, 2003.

      Each of these documents is available from the Securities and Exchange Commission’s web site and public reference rooms described above. Through our website, http://www.apachecorp.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practical after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Cheri L. Peper, Corporate Secretary, at our principal executive office, which is:

Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(713) 296-6000.

      There are no separate financial statements of the Apache Trusts, Apache Australia or Apache Canada in this prospectus. We do not believe these financial statements would be helpful because:

•	the Apache Trusts, Apache Australia and Apache Canada are wholly-owned subsidiaries of Apache, which files consolidated financial information under the Securities Exchange Act of 1934;

•	the Apache Trusts will not have any independent operations other than issuing trust preferred securities and trust common securities, purchasing debt securities of all or any of Apache, Apache Australia and Apache Canada, and other necessary or incidental activities as described in this prospectus;

•	Apache Australia and Apache Canada will not have any independent operations other than issuing their debt securities and other necessary or incidental activities as described in this prospectus;

•	Apache guarantees the trust preferred securities of the Apache Trusts and the debt securities of Apache Australia and Apache Canada.

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. The information on our web site is not incorporated by reference into this prospectus. Neither Apache, the Apache Trusts, Apache Australia nor Apache Canada has authorized anyone to provide you with different information.

      Neither Apache nor the Apache Trusts, Apache Australia or Apache Canada is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date of those documents.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

      These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward looking statements. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “believe” or the negative of these terms or similar terminology.

      These statements are only predictions. Actual events or results may differ materially because of market conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Form 10-K for the fiscal year ended December 31, 2002 (incorporated by reference in this prospectus) and similar sections in our subsequent filings that we incorporated by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

      Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

      Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 are not applicable to any of the issuers other than Apache.

APACHE CORPORATION

      Apache Corporation is a Delaware corporation formed in 1954 that, directly or through subsidiaries, explores for, acquires and develops oil and gas reserves and produces natural gas, crude oil, condensate and natural gas liquids. In North America, our exploration and production interests are focused on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast and the Western Sedimentary Basin of Canada. Outside of North America, we currently have exploration and production interests offshore Western Australia, in and offshore Egypt, in Argentina, and offshore The People’s Republic of China and the UK North Sea, and exploration interests in Poland.

      We hold interests in many of our U.S., Canadian and international properties through operating subsidiaries, such as Apache Canada Ltd., DEK Energy Company — formerly known as DEKALB Energy Company, Apache Energy Limited — formerly known as Hadson Energy Limited, Apache International, Inc. and Apache Overseas, Inc. The properties referred to in this prospectus, in any prospectus supplement or in any other document incorporated by reference in this prospectus may be held by our subsidiaries. We treat all operations as one line of business.

APACHE TRUSTS

      We created Apache Trust I and Apache Trust II in 2000, each of which is a Delaware statutory trust, pursuant to trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Apache Trusts, referred to in this prospectus as the “trust agreements,” which will state the terms and conditions of the trust preferred securities and the trust common securities that each Apache Trust issues. We have filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part.

      The Apache Trusts exist solely to:

•	issue and sell their trust preferred securities and trust common securities;

•	use the proceeds from the sale of their trust preferred securities and trust common securities to purchase debt securities of Apache, Apache Australia and/or Apache Canada; and

•	engage in other activities that are necessary or incidental to the above purposes.

      We, Apache Australia or Apache Canada will hold directly or indirectly all of the trust common securities of each of the Apache Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Apache Trust’s total capitalization. The trust preferred securities will represent the remaining percentage of each Apache Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. If, however, we, Apache Australia or Apache Canada, as the case may be, default on the debt securities owned by an Apache Trust, we default on our guarantee of the Apache Australia or Apache Canada debt securities, as the case may be, owned by an Apache Trust, or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable or deliverable on the securities of that trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust.

      The Apache Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

      We will guarantee the trust preferred securities as described in this prospectus and the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, the following four trustees will conduct each Apache Trust’s business and affairs:

•	JPMorgan Chase Bank, a New York banking corporation, as property trustee;

•	Chase Manhattan Bank USA, a national banking association, as Delaware trustee; and

•	two of our officers, as administrative trustees.

      Only we, Apache Australia or Apache Canada, as the case may be, as direct or indirect owner of the trust common securities, can remove or replace the administrative trustees. In addition, we, Apache Australia or Apache Canada, as the case may be, can increase or decrease the number of administrative trustees. Also, we, Apache Australia or Apache Canada, as the case may be, as direct or indirect holder of the trust common securities, will generally have the sole right to remove or replace the property and Delaware trustees. If, however, we, Apache Australia or Apache Canada default on the debt securities owned by an Apache Trust, we default on our guarantee of the Apache Australia or Apache Canada debt securities, as the case may be, owned by an Apache Trust, or another event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of that trust may remove and replace the property and Delaware trustees for that trust.

      We will pay all fees and expenses related to the Apache Trusts and the offering of the trust preferred securities. We, Apache Australia or Apache Canada will also pay all ongoing costs and expenses of the Apache Trusts, except each trust’s obligations under the trust preferred securities and the trust common securities.

APACHE FINANCE AUSTRALIA PTY LTD

      Apache Australia is a proprietary company with limited liability organized in March 2003 under the laws of the Australian Capital Territory, Australia. Apache Australia is our indirect wholly-owned subsidiary, and Apache Australia issues debt securities guaranteed by us. Apache Australia was established to facilitate financing of and investment in our Australian operations and entities.

      The principal place of business of Apache Australia is 256 St. George’s Terrace, Level 3, Perth, Western Australia 6000; telephone 61-8-9422-7222.

APACHE FINANCE CANADA II CORPORATION

      Apache Canada is an unlimited liability company organized in March 2003 under the laws of the Province of Nova Scotia, Canada. Apache Canada is our indirect wholly-owned subsidiary, and issues debt securities guaranteed by us. Apache Canada was established to facilitate financing of and investment in our Canadian operations and entities.

      The principal place of business of Apache Canada is 700 — 9th Ave. SW, Suite 1000, Calgary, Alberta, Canada T2P 3V4; telephone 403-261-1200.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

      Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below.

	Nine Months
	Ended
	September 30,		Year Ended December 31,

	2003	2002	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges	10.27	4.97	5.52	6.71	7.41	3.03	—
Ratio of earnings to combined fixed charges and preferred stock dividends	9.79	4.49	5.05	5.77	6.24	2.58	—

      Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were computed based on:

“earnings,” which is the amount resulting from adding:

•	pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees,

•	fixed charges,

•	amortization of capitalized interest,

•	distributed income of equity investees, and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges,

      and subtracting:

•	interest capitalized,

•	preference security dividend requirements of consolidated subsidiaries, and

•	the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges;

“fixed charges,” which means the sum of the following:

•	interest expensed and capitalized,

•	amortized premiums, discounts and capitalized expenses related to indebtedness,

•	an estimate of the interest within rental expense, and

•	preference security dividend requirements of consolidated subsidiaries.

      Due to the $243.2 million non-cash write-down of the carrying value of our U.S. proved oil and gas properties for the year ended December 31, 1998, our 1998 earnings were inadequate to cover fixed charges by $236.8 million and inadequate to cover combined fixed charges and preferred stock dividends by $239.7 million.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we, Apache Australia and Apache Canada expect to use the net proceeds from the sale of our securities, Apache Canada debt securities and Apache Australia debt securities, as the case may be, for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

      The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities, Apache Canada debt securities or Apache Australia debt securities, as the case may be, will be used in a prospectus supplement at the time of sale.

      Each Apache Trust will use all proceeds from the sale of its trust common securities and its trust preferred securities to purchase debt securities of Apache, Apache Australia and/or Apache Canada.

THE SECURITIES APACHE, THE APACHE TRUSTS, APACHE FINANCE

AUSTRALIA PTY LTD AND
APACHE FINANCE CANADA II CORPORATION MAY OFFER

      The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that Apache, the Apache Trusts, Apache Australia and/or Apache Canada may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

      Apache may sell from time to time, in one or more offerings:

•	common stock and related rights;

•	preferred stock;

•	depositary shares;

•	common stock purchase contracts;

•	common stock purchase units;

•	senior debt securities; and/or

•	subordinated debt securities.

      The Apache Trusts may offer and sell from time to time their trust preferred securities, and each of Apache Australia and Apache Canada may from time to time offer its senior or subordinated debt securities. Each of these securities will be guaranteed by us as described below.

      In this prospectus, “securities” collectively refers to the common stock and related rights, preferred stock, depositary shares, common stock purchase contracts, common stock purchase units, senior debt securities or subordinated debt securities of Apache, Apache Australia or Apache Canada, as the case may be, trust preferred securities and our guarantees of the trust preferred securities and the senior or subordinated debt securities of Apache Australia or Apache Canada, as the case may be.

      If Apache, the Apache Trusts, Apache Australia and/or Apache Canada issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, Apache, the Apache Trusts, Apache Australia and/or Apache Canada will treat the initial offering price of the securities as the total original principal or liquidation amount of the securities.

      This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF APACHE CORPORATION CAPITAL STOCK

      The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our charter, bylaws and stockholder rights plan that are incorporated by reference into the registration statement that includes this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

      Under our charter, our authorized capital stock consists of 430,000,000 shares of common stock, $.625 par value per share, and 5,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

      On December 18, 2003, the holders of Apache common stock approved a proposal to increase the number of authorized shares of common stock to 430,000,000, $.625 par value per share, from 215,000,000, $1.25 par value per share, in order to effect the two-for-one stock split approved by the board of directors in September 2003. The record date for the stock split was December 31, 2003, and the additional shares were distributed on January 14, 2004.

Common Stock

      As of November 30, 2003, we had approximately 162,096,123 shares of common stock issued and outstanding and 11,653,616 shares of common stock reserved for issuance pursuant to various employee benefit plans, or 324,192,246 shares and 23,307,232 shares, respectively, as adjusted to give effect to the two-for-one stock split. Each outstanding 2.31 shares of common stock (as adjusted to reflect the five percent and ten percent stock dividends declared in 2002 and 2001, respectively, and the two-for-one stock split) currently includes one preferred share purchase right issued under our stockholder rights plan, which is summarized below. All outstanding shares of common stock are, and any shares of common stock sold pursuant to this prospectus will be, duly authorized, validly issued, fully paid and nonassessable.

Voting

      For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of Series B preferred stockholders described below and any future holders of our preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

Dividends

      If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights we have granted to Series B preferred stockholders or may grant to future holders of preferred stock.

Liquidation

      If we dissolve, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold our preferred stock.

Other Rights and Restrictions

      Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

      Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock either when we are insolvent or when we would be rendered insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent, as the case may be.

Listing

      Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange and quoted on the Nasdaq National Market under the symbol “APA.”

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Wells Fargo Minnesota, National Association.

Preferred Stock

General

      We have 5,000,000 shares of no par preferred stock authorized, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock and 100,000 shares have been designated as 5.68% Series B Cumulative Preferred Stock. The remaining shares of preferred stock are undesignated.

      Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

Series A

      The shares of Series A preferred stock are authorized for issuance pursuant to rights that trade with our outstanding common stock and are reserved for issuance upon the exercise of the rights discussed below under the caption “— Stockholder Rights Plan.”

Series B

      As of November 30, 2003, we had issued and outstanding 100,000 shares of Series B preferred stock in the form of one million depositary shares, each representing one-tenth (1/10th) of a share of Series B preferred stock. The Series B preferred stock has no stated maturity, is not subject to a sinking fund and is not convertible into our common stock or any other securities. We have the option to redeem the Series B preferred stock at $1,000 per share on or after August 25, 2008. Holders of the depositary shares are entitled to receive cumulative cash dividends at an annual rate of $5.68 per depositary share (based on $56.80 for each share of Series B preferred stock) when, as and if declared by Apache’s board of directors.

      The Series B preferred stock has a liquidation preference of $1,000 per share, which is equivalent to $100 per depositary share, plus accrued and unpaid dividends.

      The Series B preferred stock ranks prior and superior to our common stock and Series A preferred stock as to payment of dividends and distribution of assets upon our dissolution, liquidation or winding up.

      If dividends are not paid on the Series B preferred stock, cash payments on our common stock and any of our other capital stock that ranks junior to the Series B preferred stock as to dividends are prohibited and payments on any of our other capital stock that ranks equal to the Series B preferred stock as to dividends are restricted.

      Shares of Series B preferred stock generally do not have voting rights. If, however, we fail to pay the equivalent of six quarterly dividends payable on the Series B preferred stock or another class or series of preferred stock that ranks equally with the Series B preferred stock, then we will increase the size of our board of directors by two members. The holders of the Series B preferred stock and any other class or series of preferred stock ranking equally with the Series B preferred stock voting as a single class together with any other class of preferred stock ranking equally will then have the right to vote for the two additional directors. This voting right would continue until we have paid all past dividends on all preferred stock.

      Without the vote of at least 80% of the outstanding shares of Series B preferred stock, we may not amend any provision in our charter so as to adversely affect the powers, preferences, privileges or rights of the Series B preferred stock.

      Without the approval of the holders, voting together as a single class, of 80% of all the shares of Series B preferred stock then outstanding and all shares of any other series of our preferred stock ranking equally as to dividends or upon liquidation we will not:

•	issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking prior to the Series B preferred stock as to dividends or upon liquidation; or

•	reclassify any of our authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock, ranking prior to the Series B preferred stock, provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking equally with or junior to the Series B preferred stock.

      Without the approval of the holders of at least a majority of the shares of Series B preferred stock then outstanding, we will not become a party to any merger, conversion, consolidation or compulsory share exchange unless the terms of that transaction do not provide for a change in the terms of the Series B preferred stock and the Series B preferred stock ranks equally with or prior to any capital stock of the surviving corporation as to dividends or upon liquidation, dissolution or winding up other than prior-ranking Apache stock previously authorized with the consent of holders of the Series B preferred stock.

Undesignated Preferred Stock

      This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

      The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and any applicable certificate of designation that may be on file because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

      The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

      Subject to our charter and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Stockholder Rights Plan

      In 1995, our board of directors adopted a stockholder rights plan to replace the former plan adopted in 1986. Under our stockholder rights plan, each of our common stockholders received a dividend of one “preferred stock purchase right” for each 2.31 outstanding shares of common stock (as adjusted to reflect the five percent and ten percent stock dividends declared in 2002 and 2001, respectively, and the two-for-one stock split) that the stockholder owned. We refer to these preferred stock purchase rights as the “rights.” Unless the rights have been previously redeemed, all shares of our common stock are issued with rights. The rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

      Since the purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover, the rights may have anti-

takeover effects. They should not interfere, however, with any merger or other business combination approved by our board of directors.

      The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. Our stockholder rights plan is incorporated by reference as an exhibit to the registration statement that includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

Exercise of Rights

      Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from us 1/10,000th of a share of our Series A preferred stock, at a purchase price of $100, subject to adjustment, per 1/10,000th of a share.

      In general, the rights will become exercisable upon the earlier of:

•	ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock; or

•	ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of our common stock.

Flip in Event

      If a person or group becomes the beneficial owner of 20% or more of our common stock, each right will then entitle its holder to receive, upon exercise, a number of shares of our common stock that is equal to the exercise price of the right divided by one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a “flip in event.” A flip in event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

Flip Over Event

      If, at any time after a person or group becomes the beneficial owner of 20% or more of our common stock, we are acquired in a merger or other transaction in which we do not survive or in which our common stock is changed or exchanged or 50% or more of our assets or earning power is sold or transferred, then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company’s common stock on the date of the occurrence of this event. This exercise right will not occur if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in our best interests.

Exchange of Rights

      At any time after a flip in event but prior to a person or group becoming a beneficial owner of more than 50% of the shares of outstanding common stock, our board of directors may exchange the rights by providing to the holder one share of our common stock or 1/10,000th of a share of our Series A preferred stock for each of the holder’s rights.

Redemption of Rights

      At any time before a flip in event, we may redeem the rights at a price of $.01 per right. The rights will expire on the close of business on January 31, 2006, subject to earlier expiration or termination as described in our stockholder rights plan.

      Unless and until the rights become exercisable, they will be transferred with and only with the shares of our common stock.

Anti-Takeover Effect of Provisions of Apache’s Charter and Bylaws and Delaware Law

      Our charter and bylaws include provisions, summarized below, that may have the effect of delaying, deferring or preventing a takeover of Apache. Please refer to our charter and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

      The provisions of Delaware law described below also may have an anti-takeover effect.

Apache’s Bylaws

      Our board of directors is divided into three classes, with directors serving staggered three-year terms.

Apache’s Charter

      Article Nine provides that our board of directors is divided into three classes, with directors serving staggered three-year terms.

      Article Twelve stipulates that the affirmative vote of 80% of our voting shares is required to adopt any agreement for the merger or consolidation with or into any other corporation which is the beneficial owner of more than 5% of our voting shares. Article Twelve further provides that such 80% approval is necessary to authorize any sale or lease of assets between us and any beneficial holder of 5% or more of our voting shares.

      Article Fourteen contains a “fair price” provision that requires any tender offer made by a beneficial owner of more than 5% of our outstanding voting stock in connection with any:

•	plan of merger, consolidation or reorganization;

•	sale or lease of substantially all of our assets; or

•	issuance of our equity securities to the 5% stockholder

      must provide at least as favorable terms to each holder of common stock other than the stockholder making the tender offer.

      Article Fifteen contains an “anti-greenmail” mechanism which prohibits us from acquiring any voting stock from the beneficial owner of more than 5% of our outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and acquisitions at a price not exceeding the market value per share.

      Article Sixteen prohibits the stockholders from acting by written consent in lieu of a meeting.

      The affirmative vote of 80% of the voting shares is required to amend or adopt any provision inconsistent with Articles Nine, Twelve, Fourteen and Sixteen.

Business Combinations with Interested Stockholders Under Delaware Law

      Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

      As defined in Section 203, an “interested stockholder” is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

      The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Apache.

DESCRIPTION OF DEPOSITARY SHARES

      The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

      This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

      We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

      In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

      Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

      The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

      If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

      After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

      When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

      If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. We do not expect that there will be any public trading market for the shares of preferred stock except those represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

      We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

      Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Apache and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

      The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

      If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

      Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of Apache and the depositary will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of Apache and the depositary will be liable only for gross negligence and willful misconduct in performing its duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

      The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

      We, each depositary and any agent of Apache or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See “Book-Entry Securities” below.

DESCRIPTION OF APACHE CORPORATION DEBT SECURITIES

      The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. We will issue the senior debt securities under a senior indenture, dated as of February 15, 1996, as supplemented on November 5, 1996, between us and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as trustee. We will issue the subordinated debt securities under a subordinated indenture to be executed in the future by us and JPMorgan Chase Bank, as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” JPMorgan Chase Bank or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The indentures are, and prior to their issuance the debt securities will be, filed as exhibits to the registration statement that includes this prospectus.

      This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The applicable prospectus supplement will set forth the particular terms of any series of debt securities that we may offer. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

      Neither indenture limits the amount of debt securities we may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. We also may issue debt securities pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

      Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

      Other than as described below under “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/ Leaseback Transactions” and “We Are Obligated to Purchase Debt Securities upon a Change in Control,” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we or our subsidiaries, as defined in the indentures, may incur or issue.

General

      The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, in which principal and any premium and interest is payable and any special U.S. federal income tax or other considerations;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•	a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indentures, on the debt securities to any holder who is a “United States alien,” as defined in the indentures, in respect of any tax, assessment or governmental charge; the term “interest,” as used in this prospectus, includes any additional amounts;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of Apache with respect to the debt securities that are described in this section;

•	if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

•	any other specific terms of the debt securities.

      We are not obligated to issue all debt securities of any one series at the same time and, unless we specify otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

      If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

Conversion and Exchange

      The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

      Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

      Our obligation to pay the principal of, and any premium and interest on, any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of our senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

      Upon any payment or distribution of our assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of Apache, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

      No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Indebtedness,” for purposes of the subordinated indenture, means:

•	indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, Apache, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

•	indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

•	indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

•	indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

•	liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

•	liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

•	guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

•	indebtedness relative to the amount of all letters of credit;

provided, however, that such term shall not include any amounts included as deferred credits on our financial statements and computed in accordance with generally accepted accounting principles.

      “Senior indebtedness,” for purposes of the subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except our obligations under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

      “Indebtedness ranking equally with the subordinated debt securities,” for purposes of the subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

      “Indebtedness ranking junior to the subordinated debt securities,” for purposes of the subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

      Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Interest Rates and Discounts

      The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

      We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Exchange, Registration and Transfer

      Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

      You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

      Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At our option, however, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

      Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

      We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

      If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

      All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

      As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

      The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

      Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

      For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

The Senior Indenture Limits Our Ability to Incur Liens

      Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance — defined in the senior indenture as “liens” — upon any of our property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the senior indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the senior indenture;

•	other “ordinary course liens,” as defined in the senior indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in the senior indenture.

      Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10% of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

      In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•	the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

•	the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

The Senior Indenture Limits Our Ability to Engage in Sale/ Leaseback Transactions

      Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

•	either we or our subsidiary would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

•	since the date of the senior indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we have or our subsidiary has expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

•	during or immediately after the expiration of the 12 months after the effective date of that transaction, we apply to the voluntary redemption, defeasance or retirement of the senior debt securities and other senior indebtedness, as defined in the senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we voluntarily retire within that 12-month period.

Each Indenture Includes Events of Default

      Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

•	if we fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series — other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series — and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

      Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an “event of default” under the senior indenture with respect to any senior debt securities:

•	if any of our or any of our subsidiaries’ indebtedness, as defined in the senior indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the senior indenture has been given specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled; or

•	if we or any of our subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

      If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest — or a lesser amount as provided for in the debt securities of that series — shall be immediately due and payable without any declaration or other act by the trustee or any holder.

      Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

      If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

      Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We Are Obligated to Purchase Debt Securities Upon a Change in Control

      If a change in control, as defined in each indenture, occurs, we must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change in control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on change in control;

•	the price we must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of our obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

      After we give this notice we will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor’s common stock or 75% or more of the voting power of the survivor’s voting stock.

      We will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, and any related Schedule 13E-4 required to be submitted under that rule.

Discharge, Defeasance and Covenant Defeasance

      We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

      Unless we specify otherwise in the applicable prospectus supplement, we may elect

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance”; or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/ Leaseback Transactions” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

      In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

      After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

      To elect either legal defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

      In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•	the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

      Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

      Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

      Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

      Each indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency other than the euro both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	the euro both by governments within the Euro Zone and for the settlement of transactions by central banks or other public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

      If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

      Under each indenture, we are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

      We and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We and the trustee may modify other provisions of each indenture with the consent of the holders of not less than two-thirds, in the case of the senior indenture, or a majority, in the case of the subordinate indenture, in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification, except that the provisions of the indentures, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under that indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under that indenture;

•	change the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under that indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture; or

•	modify any of the above provisions.

      The holders of at least a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of the holders of all debt securities of that series, waive our compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger and Sale of Assets

      We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety to, any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

Enforcement of Rights by Holders of Trust Preferred Securities

      The following applies only in the event that debt securities are held by an Apache Trust.

      To the extent that any action under any debt securities held by an Apache Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that Apache Trust may take action if the action is not taken by the property trustee of that Apache Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

•	the failure of Apache to pay the principal of, or any premium or interest on, those debt securities on the due date; or

•	the failure by Apache to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

      A “direct action” is a legal proceeding directly against us for enforcement of payment to the holder of trust preferred securities issued by an Apache Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. We may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the Apache Trusts may become subject to the reporting obligations under the Securities Exchange Act of 1934. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and we will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to the holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice” below.

DESCRIPTION OF TRUST PREFERRED SECURITIES

      Each Apache Trust will issue under its trust agreement only one series of trust preferred securities, which will represent beneficial interests in that Apache Trust. Each Apache Trust will qualify its trust agreement under the Trust Indenture Act. Each trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement is, and the terms and conditions of trust securities and forms thereof will be, filed as exhibits to the registration statement that includes this prospectus.

      Each Apache Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including:

•	the issuer or issuers of the debt securities to be purchased by the Apache Trust;

•	the designation, number, purchase price and liquidation amount, if any, of the trust preferred securities;

•	the distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any deferral provisions;

•	whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•	if other than U.S. dollars, the currency in which cash payments are payable;

•	the liquidation amount per trust preferred security which will be paid out of the assets of that Apache Trust to the holders upon voluntary or involuntary dissolution and liquidation of that trust;

•	the obligation or right, if any, of that Apache Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•	the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or property, or a combination of the foregoing;

•	the obligation or right, if any, of us, that Apache Trust or any other party to liquidate that Apache Trust and any terms and conditions of such liquidation;

•	the voting rights, if any, of the holders;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•	if applicable, a description of any remarketing, auction or other similar arrangements;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

      Each Apache Trust will also describe the material U. S. federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

      If indicated in the applicable prospectus supplement, the terms of an Apache Trust may differ from the terms summarized below.

General

      The trust preferred securities of each Apache Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the trust common securities of each Apache Trust except as described under “— Subordination of Trust Common Securities.” Each Apache Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of Apache, Apache Australia and/or Apache Canada, as the case may be, equal to the aggregate liquidation amount of those trust preferred securities and trust common securities. The property trustee of each Apache Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable or securities or other property deliverable, if any, on redemption, repayment, conversion or exchange of the trust preferred securities or liquidation of an Apache Trust when the trust does not have funds or other property legally available for payment or delivery. See “Description of Trust Preferred Securities Guarantees.”

      The revenue of an Apache Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities and any other assets held by that Apache Trust. If we, Apache Australia and/or Apache Canada, as the case may be, fail to make a required payment in respect of those debt securities or any other assets, that Apache Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Subordination of Trust Common Securities

      Each Apache Trust will pay distributions on, and the applicable redemption price of, and any other amounts payable or property deliverable under, the trust securities it issues equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date, redemption date, repayment date or conversion or exchange date, or upon liquidation or an event of default under the debt securities held by that Apache Trust or any other event of default under the trust agreement has occurred and is continuing, that Apache Trust will not pay any distribution on, or applicable redemption or repayment price of, or convert or exchange any of its trust common securities, and will not make any other payment on account of the redemption, repayment, conversion, exchange, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of that Apache Trust for all distribution periods terminating on or before the redemption, repayment, conversion, exchange, liquidation or other acquisition, and, in the case of payment of the applicable redemption or repayment price, the full amount of the redemption or repayment price, will have been made or provided for and, in the case of conversion or exchange, that the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by that Apache Trust then due and payable.

      Until any event of default under the trust agreement for an Apache Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of that Apache Trust and not on behalf of us, Apache Australia and/or Apache Canada, as the case may be, as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by that Apache Trust will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of an event of default under the debt securities and any other assets held by an Apache Trust will constitute an event of default under the trust agreement for that Apache Trust. Within 90 business days after the occurrence of an event of default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of that Apache Trust, the administrative trustees and us, Apache Australia and/or Apache Canada, as the case may be, as sponsor, unless the event of default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against us under the debt securities, see “Description Of Apache Corporation Debt

Securities — Enforcement of Rights by Holders of Trust Preferred Securities” and “Description of Apache Finance Australia Pty Ltd and Apache Canada Finance II Corporation Debt Securities and Apache Corporation Guarantee — Enforcement of Rights by Holders of Trust Preferred Securities.” The applicable prospectus supplement may describe additional events of default under the trust agreement.

Removal of Trustees

      Unless an event of default under the debt securities held by an Apache Trust has occurred and is continuing, we, as the direct or indirect owner of trust common securities of that Apache Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by an Apache Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of that Apache Trust may remove and replace the property trustee and the Delaware trustee for that Apache Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the direct or indirect trust common securities owner. No resignation or removal of a property or Delaware trustee, and no appointment of a successor to that trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Property or Delaware Trustees

      Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of an Apache Trust

      An Apache Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other person, except as described below or as otherwise described in the applicable prospectus supplement. An Apache Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state of the United States; provided, that:

•	the successor entity expressly assumes all of the obligations of that Apache Trust under any agreement to which the trust is a party and either:

•	expressly assumes all of the obligations of that Apache Trust with respect to the trust securities of that Apache Trust, or

•	substitutes for the trust securities of that Apache Trust other securities having substantially the same terms as those trust securities, so long as the successor trust securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	the successor entity has a trustee possessing substantially the same powers and duties as the property trustee;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, if applicable, on each national securities exchange or other organization on which the trust securities of that Apache Trust are then listed, if any;

•	the merger, conversion, consolidation, amalgamation or replacement does not cause the trust securities, including any successor securities, of that Apache Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Apache Trust in any material respect;

•	the successor entity has a purpose substantially identical to that of that Apache Trust;

•	prior to the merger, conversion, consolidation, amalgamation or replacement, Apache has received an opinion from nationally recognized independent counsel to that Apache Trust experienced in these matters to the effect that

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Apache Trust in any material respect,

•	following the merger, conversion, consolidation, amalgamation or replacement, neither that Apache Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

•	following the merger, conversion, consolidation, amalgamation or replacement, that Apache Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for U.S. federal income tax purposes;

•	Apache or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

•	the property trustee has received our officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

Voting Rights; Amendment of Trust Agreement

      Except as provided under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of an Apache Trust” and “Description of Trust Preferred Securities Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

      We, Apache Australia and/or Apache Canada, as the case may be, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for an Apache Trust, without the consent of the holders of the trust securities of that Apache Trust,

•	to cure any ambiguity, or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision,

•	to add to the covenants, restrictions or obligations of the sponsor,

•	to conform to any change in the Investment Company Act or Trust Indenture Act or the rules promulgated thereunder, or any written change in interpretation of such acts or rules by any governmental authority, or

•	to cause that Apache Trust to continue to be classified for U.S. federal income tax purposes as a grantor trust;

provided, however, that in the case of the first bullet point above, the modification will not adversely affect in any material respect the interests of the holders of the trust securities issued by that Apache Trust.

      Without the consent of each holder of trust securities issued by an Apache Trust, the trust agreement for that Apache Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change its purpose;

•	authorize the issuance of any additional beneficial interests;

•	change the conversion, exchange or redemption provisions, if any;

•	change the conditions precedent for Apache, Apache Australia and/or Apache Canada, as the case may be, to elect to dissolve that Apache Trust and distribute the debt securities held by that Apache Trust to the holders of the trust securities, if applicable;

•	change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of that Apache Trust;

•	affect the limited liability of any holder of its trust securities; or

•	restrict the right of a holder of its trust securities to institute suit for the enforcement of any required distribution on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

      So long as the property trustee holds any debt securities for an Apache Trust, the property trustee, the Delaware trustee and the administrative trustees for that Apache Trust will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

•	waive past defaults under the applicable indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

•	consent to any amendment, modification or termination of the applicable indenture or those debt securities, where consent is required without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of that Apache Trust; provided, however, that where a consent under the applicable indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by that Apache Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the property trustee, the Delaware trustee and the administrative trustees will obtain an opinion of counsel experienced in these matters to the effect that the applicable Apache Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes on account of such action.

      Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      Unless otherwise specified in the applicable prospectus supplement, trust preferred securities will be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the trust preferred securities to be represented by one or more global certificates to the extent not discussed under “Book-Entry Securities” will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depositary arrangements described with respect to the debt securities will apply to those trust preferred securities as well, except all references to Apache, or the applicable issuer, as the case may be, shall include Apache Trust I and Apache Trust II and all references to the indentures will refer to the applicable trust agreement. See “Description of Apache Corporation Debt Securities — Global Securities,” “Description of Apache Finance Australia Pty Ltd and Apache Canada Finance II Corporation Debt Securities and Apache Corporation — Global Securities” and “Book-Entry Securities.”

Payment and Paying Agent

      Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and us. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and us, to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the trust preferred securities.

      Registration of transfers of trust preferred securities will be effected without charge by or on behalf of an Apache Trust, upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. An Apache Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed, repaid or called for redemption or repayment.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless the holder offers the property trustee reasonable indemnity against the costs, expenses and liabilities that it might incur thereby.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate each Apache Trust in such a way that:

•	that Apache Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	that Apache Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

•	the debt securities held by that Apache Trust will be treated as our indebtedness for U.S. federal income tax purposes.

      We, Apache Australia or Apache Canada, as the case may be, and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Apache Trust or each trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of trust preferred securities will not have any preemptive or similar rights.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

      We will execute and deliver a guarantee concurrently with the issuance by an Apache Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. We will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. Unless otherwise indicated in the applicable prospectus supplement, JPMorgan Chase Bank will act as the independent trustee under the guarantee for purposes of the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the trust preferred securities. This summary of the terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions of terms, and those made a part of each guarantee by the Trust Indenture Act. In addition, since we have included, and the applicable prospectus supplement will include, only a summary of the provisions of the guarantee, you must refer to the guarantee, the form of which is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

      We will irrevocably and unconditionally agree to pay in full, to the extent set forth in the guarantee, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that an Apache Trust may have or assert, other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of an Apache Trust, will be subject to the applicable guarantee:

•	any accrued and unpaid distributions required to be paid on the applicable trust preferred securities, to the extent that an Apache Trust has funds legally available therefor at such time;

•	the applicable redemption or repayment price and all accrued and unpaid distributions to the date of redemption or repayment with respect to the applicable trust preferred securities called for redemption or repayment, to the extent that an Apache Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of the applicable Apache Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, repayment, conversion or exchange of its trust preferred securities, if applicable, the lesser of

•	the amounts due upon the dissolution and liquidation of that Apache Trust, to the extent that it has funds legally available therefor at the time, and

•	the amount of assets of that Apache Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to its creditors as required by applicable law.

      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities entitled to those payments or by causing the applicable Apache Trust to pay those amounts to the holders.

      If the trust preferred securities are exchangeable or convertible into other securities, we will also irrevocably agree to cause the applicable Apache Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

      We will, through the guarantee, the applicable trust agreement, the related debt securities and our guarantee of the debt securities, if applicable, and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Apache Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Apache Trust’s obligations under its trust preferred securities.

Ranking

      Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute our unsecured obligation and will rank equal to the debt securities, or our guarantee of the debt securities, if applicable, held by the Apache Trust that issued the preferred trust securities covered by the guarantee. Each trust agreement provides that each holder of trust preferred securities, by acceptance of the applicable trust preferred securities, agrees to the terms of the related guarantee, including any subordination provisions.

      The guarantees will not limit the amount of secured or unsecured debt, including indebtedness under the indentures, that may be incurred by us or any of our subsidiaries, including Apache Australia and Apache Canada.

Guarantee of Payment

      Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the applicable Apache Trust or upon distribution of the debt securities or other assets held by the Apache Trust to the holders of its trust preferred securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, a guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under a guarantee will occur if we fail to perform any of our payment or other obligations under that guarantee, provided that, except with respect to a default in respect of any guarantee payment or delivery of any securities upon conversion or exchange of the trust securities, we have not cured the default 90 days from the date the guarantee trustee obtains knowledge of the event of default. The holders of a majority in liquidation amount of the trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

      If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the applicable Apache Trust, the guarantee trustee or any other person or entity.

Termination

      A guarantee will terminate upon:

•	full payment of the applicable redemption or repayment price of the related trust preferred securities;

•	full payment of all amounts or delivery of all securities or other property due upon the dissolution and liquidation of the applicable Apache Trust; or

•	the conversion or exchange of all of the related trust preferred securities.

      A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid or other property distributed under those trust preferred securities or the related guarantee.

Governing Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

      The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of a guarantee, will undertake to perform only the duties that are specifically set forth in that guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Rights Upon Dissolution

      Unless the debt securities held by an Apache Trust are distributed to holders of the related trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of that Apache Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust securities will be entitled to receive, out of assets held by that Apache Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of Apache, Apache Australia and/or Apache Canada, as the case may be, the property trustee, as holder of the debt securities, would be a creditor of Apache, Apache Australia and/or Apache Canada, as the case may be.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

      We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	senior or subordinated debt securities of Apache Australia and/or Apache Canada;

•	trust preferred securities of an Apache Trust;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

      The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

      The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF APACHE FINANCE AUSTRALIA PTY LTD AND APACHE CANADA FINANCE II CORPORATION DEBT SECURITIES AND APACHE GUARANTEE

      The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that Apache Australia and/or Apache Canada, each of which we refer to in this section as the “applicable issuer,” and the guarantee we may offer under this prospectus and the related trust indentures.

      The applicable issuer will issue senior debt securities, and we will issue our guarantee, under a senior indenture to be executed in the future by us, as guarantor, the applicable issuer and JPMorgan Chase Bank, as trustee. The senior indentures are together referred to in this section as the “senior indentures.” The senior debt securities of Apache Australia and Apache Canada are together referred to in this section as the “senior debt securities.”

      The applicable issuer will issue the subordinated debt securities, and we will issue our guarantee, under a subordinated indenture to be executed in the future by us, as guarantor, the applicable issuer and JPMorgan Chase Bank, as trustee. The subordinated indentures are together referred to in this section as the “subordinated indentures.” The subordinated debt securities of Apache Australia and Apache Canada are together referred to in this section as the “subordinated debt securities.”

      The senior indentures and the subordinated indentures are together referred to in this section as the “indentures,” and the senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. JPMorgan Chase Bank or any successor, in its capacity as trustee under any or all of the indentures, is referred to as the “trustee” for purposes of this section. A form of each indenture is, and prior to their issuance, the debt securities will be, filed as an exhibit to the registration statement that includes this prospectus.

      This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

      None of the indentures limits the amount of debt securities the applicable issuer may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we and the applicable issuer authorize from time to time. Debt securities may also be issued pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

      Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 or integral multiples of $1,000.

      Other than as described below under “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens,” “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/ Leaseback Transactions” and “The Applicable Issuer is Obligated to Purchase Debt Securities upon a Change in Control,” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we, the applicable issuer or our other subsidiaries, as defined in the indentures, may incur or issue.

General

      The prospectus supplement relating to the particular series of debt securities being offered will specify the applicable issuer and whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at the applicable issuer’s election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•	a description of any provisions providing for redemption, exchange or conversion of the debt securities at the applicable issuer’s option, a holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	if the provisions providing that the applicable issuer will pay “additional amounts,” as defined in the indentures, on the debt securities to any holder who is a “United States alien,” as defined in the indentures, in respect of any tax, assessment or governmental charge and that the applicable issuer will have the option to redeem the debt securities rather than pay any additional amounts are not applicable to the debt securities, or any deletions from, or modifications or additions to, those provisions. The term “interest,” as used in this prospectus, includes any additional amounts;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of Apache or the applicable issuer with respect to the debt securities that are described in this section;

•	if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

•	any other specific terms of the debt securities.

      The applicable issuer is not obligated to issue all debt securities of any one series at the same time and, unless the applicable issuer specifies otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

      If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

Guarantees

      We will irrevocably and unconditionally guarantee to each holder of a debt security issued by the applicable issuer and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the applicable indenture. We will

•	agree that, if an event of default occurs under the debt securities, our obligations under the guarantees will be as if we had issued the debt securities, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture or any supplement thereto; and

•	waive our right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against the applicable issuer before exercising their rights under the guarantees.

Conversion and Exchange

      The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us or the applicable issuer, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option or the option of the applicable issuer, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

      Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer’s obligation to pay the principal of, and any premium and interest on, its senior debt securities will be unsecured and will rank equally with all of the applicable issuer’s other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

      The applicable issuer’s obligation to pay the principal of, and any premium and interest on any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of that issuer’s senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

      Upon any payment or distribution of the applicable issuer’s assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of the applicable issuer, the holders of senior indebtedness of the applicable issuer will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

      No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Indebtedness” of the applicable issuer, for purposes of each subordinated indenture, means:

•	indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, the applicable issuer, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

•	indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

•	indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

•	indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

•	liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

•	liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

•	guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

•	indebtedness relative to the amount of all letters of credit;

provided, however, that such term shall not include any amounts included as deferred credits on the financial statements of Apache and computed in accordance with generally accepted accounting principles.

      “Senior indebtedness” of the applicable issuer, for purposes of each subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except the applicable issuer’s obligation under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

      “Indebtedness ranking equally with the subordinated debt securities” of the applicable issuer, for purposes of each subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

      “Indebtedness ranking junior to the subordinated debt securities” of the applicable issuer, for purposes of each subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of the applicable issuer. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

Guarantees

      Unless we provide otherwise in the applicable prospectus supplement,

•	our guarantee of the senior debt securities of any particular series of the applicable issuer will be our unsecured obligation and will rank equally with all of our other unsecured and unsubordinated indebtedness (including our senior debt securities); and

•	our guarantee of the subordinated debt securities of any particular series of the applicable issuer will be our unsecured obligation, subordinated in right of payment to the prior payment in full of all of the Apache senior indebtedness (which term includes our senior debt securities and our guarantee of the senior debt securities of the applicable issuer) with respect to such series as described below and in the applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

      Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

      The claims of holders under the guarantees will be effectively subordinated to the claims of creditors of our subsidiaries other than, in the case of the debt securities, the applicable issuer. The indentures do not restrict the amount of indebtedness that we, the applicable issuers or our other subsidiaries may incur.

      Our guarantee of the subordinated debt securities of each series will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all of the Apache senior indebtedness with respect to such series. Upon any payment or distribution of our assets or securities to creditors upon any dissolution, winding-up, liquidation or reorganization, or any bankruptcy, insolvency, receivership or similar proceeding in connection with any insolvency or bankruptcy proceedings of Apache, all amounts due upon all Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of the subordinated debt securities of such series are entitled to receive or retain any payment from us on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Apache senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution by us of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by us by reason of the payment of any of our other indebtedness being subordinated to the payment of the subordinated debt securities of such series, which may be payable or deliverable by us in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or similar proceeding.

      Because of such subordination, in the event of our liquidation or insolvency, holders of Apache senior indebtedness with respect to the subordinated debt securities of any series of the applicable issuer and holders of other obligations of ours that are not subordinated to such senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series of the applicable issuer.

      No payments on account of principal or any premium or interest in respect of the subordinated debt securities of the applicable issuer may be made by Apache if there has occurred and is continuing a default in any payment with respect to Apache senior indebtedness or an event of default with respect to any Apache senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

      “Apache indebtedness,” for purposes of the subordinated indenture of the applicable issuer, has the same meaning as “indebtedness” for purposes of the Apache subordinated indenture, as described above under “Description of Apache Corporation Debt Securities — Ranking — Subordinated Debt Securities.”

      “Apache senior indebtedness” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, all Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, except Apache’s obligations under the guarantee in respect of the subordinated debt securities, Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities or Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

      “Apache indebtedness ranking equally with the Apache guarantee of the subordinated debt securities” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the Apache indebtedness specifically by its terms ranks equally with and not prior to the Apache guarantee of the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the Apache guarantee of the subordinated debt securities.

      “Apache indebtedness ranking junior to the Apache guarantee of the subordinated debt securities” means, with respect to the subordinated debt securities of any particular series of the applicable issuer, any Apache indebtedness, whether outstanding on the date of execution of the applicable subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the Apache guarantee of the subordinated debt securities, and

•	any other indebtedness ranking equally with the Apache guarantee of the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the Apache guarantee of the subordinated debt securities.

Interest Rates and Discounts

      The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

      The applicable issuer may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Exchange, Registration and Transfer

      Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

      You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by the applicable issuer for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. The applicable issuer has appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by the applicable issuer with respect to any series of debt securities in addition to the security registrar, the applicable issuer may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. The applicable issuer may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption, the applicable issuer will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

      Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we or the applicable issuer may designate at various times. The applicable issuer will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our or the applicable issuer’s offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our and the applicable issuer’s paying agent in the Borough of Manhattan, The City of New York.

      Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At the applicable issuer’s option, however, it may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

      Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as the applicable issuer’s sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as the applicable issuer’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

      The applicable issuer will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, the applicable issuer will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, the applicable issuer will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

      If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, the applicable issuer will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

      All monies the applicable issuer pays to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to the applicable issuer or the guarantor, as the case may be. After that time, the holder of the debt security or coupon will look only to the applicable issuer or the guarantor, as the case may be, for payments out of those repaid amounts.

Global Securities

      The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that the applicable issuer will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

      To the extent not described below and under the heading “Book-Entry Securities,” the applicable issuer will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. The applicable issuer anticipates that the following provisions will generally apply to depository arrangements.

      As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

      The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

      Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither the applicable issuer, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

      For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens

      Unless the applicable issuer specifies otherwise in the applicable prospectus supplement, the senior indentures provide that none of us, the applicable issuer or any of our other subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance — defined in each senior indenture as “liens” — upon any of its property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations secured by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvement used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us, the applicable issuer and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the indenture;

•	other “ordinary course liens,” as defined in the indenture, incurred in the ordinary course of our business; or

•	liens that secure “limited recourse indebtedness,” as defined in the indenture.

      Notwithstanding the limitations on liens described above, we and any one or more or our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10% of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

      In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•	the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

•	the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/ Leaseback Transactions

      Unless we specify otherwise in the applicable prospectus supplement, the senior indentures provide that neither we, the applicable issuer nor any of our other subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

•	either we, the applicable issuer or our other subsidiaries would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

•	since the date of the applicable indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we, the applicable issuer or our other subsidiaries have expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we or the applicable issuer designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

•	during or immediately after the expiration of the 12 months after the effective date of that transaction, we or the applicable issuer, as the case may be, applies to the voluntary redemption, defeasance or retirement of the senior debt securities and our or its other senior indebtedness, as defined in the applicable senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we or the applicable issuer utilizes as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we or the applicable issuer, as the case may be, voluntarily retires within that 12-month period.

Each Indenture Includes Events of Default

      Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we or the applicable issuer fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we or the applicable issuer fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

•	if we or the applicable issuer fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series — other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series — and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

      Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an event of default under the applicable senior indenture with respect to any senior debt securities of the applicable issuer:

•	if any of our, the applicable issuer’s or any of our other subsidiaries’ indebtedness, as defined in the indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the applicable indenture has been given specifying such event of default and requiring us and the applicable issuer to cause that acceleration to be rescinded or annulled; or

•	if we, the applicable issuer or any of our other subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

      If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest — or a lesser amount as provided for in the debt securities of that series — shall be immediately due and payable without any declaration or other act by the trustee or any holder.

      Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

      If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

      Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The Applicable Issuer is Obligated to Purchase Debt Securities Upon a Change in Control

      If a change in control, as defined in each indenture, occurs, the applicable issuer must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change the control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which the applicable issuer must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on change in control;

•	the price the applicable issuer must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of the applicable issuer’s obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

      After giving this notice the applicable issuer will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Exchange Act disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor’s common stock or 75% or more of the voting power of the survivor’s voting stock.

      The applicable issuer will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

Discharge, Defeasance and Covenant Defeasance

      We or the applicable issuer may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

      To discharge the obligations with respect to a series of debt securities, we or the applicable issuer must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest and any additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

      Unless we or the applicable issuer specify otherwise in the applicable prospectus supplement, we or the applicable issuer may elect

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance”; or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Incur Liens”, “The Senior Indentures Limit Our and the Applicable Issuer’s Ability to Engage in Sale/ Leaseback Transactions” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

      In the case of legal defeasance we and the applicable issuer will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

      After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

      To elect either legal defeasance or covenant defeasance we or the applicable issuer must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

      In addition, we or the applicable issuer can only elect legal defeasance or covenant defeasance if, among other things:

•	the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or the applicable issuer are a party or by which we or the applicable issuer are bound;

•	no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•	we or the applicable issuer have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us or the applicable issuer, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

      Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

      Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

      Unless otherwise specified in the applicable prospectus supplement, if, after we or the applicable issuer have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

      Each indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency other than the euro by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	the euro both by governments within the Euro Zone and for the settlement of transactions by public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

      If we or the applicable issuer effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We and the applicable issuer would remain liable, however, for payment of the amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

      Under each indenture, we and the applicable issuer are required to furnish to the trustee annually a statement as to our performance of our obligations under such indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

      We, the applicable issuer and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We, the applicable issuer and the trustee may modify other provisions of each indenture with the consent of the holders of not less than two-thirds in aggregate principal amount of the debt securities of each series issued under the indenture affected by the modification. The provisions of the indenture, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	change the coin or currency in which any debt security issued under the indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under the indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture; or

•	modify any of the above provisions.

      The holders of at least a majority in aggregate principal amount of debt securities of any series issued under the indenture, on behalf of the holders of all debt securities of that series, may waive our or the applicable issuer’s compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Assumption of the Obligations under the Debt Securities by Apache

      Under each indenture, we may, at our option, assume the applicable issuer’s obligations under the debt securities if:

•	we expressly assume the obligations in an assumption agreement or supplemental indenture that is executed and delivered to the trustee in a form that is acceptable to the trustee;

•	no event of default and no event that after a notice or the lapse of time or both would become an event of default occurs and is continuing after giving effect to our assuming the obligations; and

•	we expressly agree in an assumption agreement or supplemental indenture to indemnify the holders of the debt securities against any tax, assessment or government charge imposed on a holder or required to be withheld or deducted from any payment made to a holder, including any charge or withholding required on account of this indemnification, and any costs or expenses incurred by a holder on account of our assuming the obligations. If we deliver to the trustee an opinion of an independent tax counsel or consultant of recognized standing stating that the holders will not recognize income, gain or loss, for U.S. federal income tax purposes, as a result of assuming these obligations, then a holder will have the above indemnification rights only if and when gain for U.S. federal income tax purposes is actually recognized by a holder.

      If we assume the applicable issuer’s obligations, as described above, we will be substituted for the applicable issuer for all purposes regarding the debt securities so assumed as if we had been the original issuer of the securities.

Assignment to Another Subsidiary

      Under each indenture, the applicable issuer may assign its obligations under any series of debt securities to any of our other subsidiaries and the new subsidiary will be treated, for all purposes, as the applicable issuer’s successor with respect to the series of debt securities assigned, provided that the conditions described under “Consolidation, Merger and Sale of Assets” below are satisfied.

Payment of Additional Amounts

      Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, the applicable issuer must make all payments of, or in respect of, principal of and any premium and interest on the debt securities without withholding or deduction for any taxes imposed or levied by or on behalf of any Australian or Canadian taxing authorities, as the case may be. If the taxing authorities nonetheless require the applicable issuer to withhold taxes, the applicable issuer must pay as additional interest an amount that will result, after deducting the taxes, in the payment to the holder of the debt securities of the amount that would have been paid if no withholding was required. Except as otherwise specified in the applicable prospectus supplement, the applicable issuer is not required to pay this additional interest for or on account of:

•	any tax that would not have been imposed but for the fact that the holder

•	was a resident, domiciled or national of, or engaged in business or maintained a permanent establishment or was physically present in Australia or Canada, as applicable, or otherwise had some connection with Australia or Canada, as applicable, other than merely owning the debt security;

•	presented, if presentation is required, the debt security for payment in Australia or Canada, as applicable, unless the debt security could not have been presented for payment elsewhere;

•	presented, if presentation is required, the debt security more than 30 days after the date on which the payment relating to the debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to the additional interest if it had presented the debt security for payment on any day within this 30 day period;

•	is, directly or indirectly, taken to be an associate of the issuer (as “associate” is defined for Australian tax purposes), in the case of Apache Australia, or is not dealing with the issuer, directly or indirectly, on an arm’s-length basis, in the case of Apache Canada; or

•	entered into or participated in a scheme to avoid Australian or Canadian withholding tax, as applicable, that the issuer was neither a party to nor participated in and, in the case of Apache Australia, in respect of which the Australian Commissioner of Taxation has made a determination that Australian interest withholding tax is payable in respect of the amount; or

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax that is payable other than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the debt securities;

•	any tax that is imposed or withheld because the holder or the beneficial owner of a debt security failed, upon request of the applicable issuer to provide information concerning the nationality, residence or identity of the holder or the beneficial owner, or to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by Australian or Canadian federal income tax laws, as applicable, as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•	any combination of the four items listed above.

      The issuer also does not have to pay additional interest with respect to any payment of the principal of or any premium or interest on the debt security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of Australia or Canada, as applicable, to be included in the income for tax purposes of a beneficiary or settlor with respect to a fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional interest if it held the debt security.

      Any amounts paid by us, as guarantor, under the applicable indenture must be paid without withholding or deduction for any taxes imposed or levied by or on behalf of any U.S. taxing authority. If a U.S. taxing authority nonetheless requires us to withhold taxes, we must pay an additional amount so that the net amount paid to the holder, after deducting the taxes, is not less than the amount then due and payable on the debt securities. We are not required to pay this additional amount to any holder of a debt security who is:

•	subject to U.S. tax by reason of the holder being connected with the U.S. otherwise than by holding or owning the debt securities; or

•	not dealing at arm’s length with us.

      Where this prospectus mentions, in any context, the payment of principal of, or any premium or interest on, or in respect of, the debt securities of any series or the net proceeds received on the sale or exchange of the debt securities, this amount shall be deemed to include the payment of additional amounts provided for in the applicable indenture to the extent that the additional amounts are, were or would be payable under such applicable indenture.

Redemption for Taxation Reasons

      Unless we and the applicable issuer specify otherwise in the applicable prospectus supplement, if Australian or Canadian taxing authorities, as the case may be, change or amend their laws, regulations or published tax rulings or the official administration, application or interpretation of their laws, regulations or published tax rulings either generally or in relation to the debt securities, and the applicable issuer determines that:

•	it will be required to pay any additional amounts under the indenture or the terms of any debt security in respect of interest on the next succeeding interest payment date; or

•	in respect of the principal of any discounted debt securities on the date of the determination, assuming that a payment in respect of principal were required to be made on this date under the terms of the debt securities; and

•	the applicable issuer cannot avoid paying the additional amount by taking reasonable measures available to it,

      it may, at its option, redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture. Unless otherwise specified in the accompanying prospectus supplement, the redemption price will be equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date of redemption, except that any debt securities that are discounted debt securities may be redeemed at the redemption price specified in the debt securities’ terms, provided that:

•	no notice of redemption may be given earlier than 60 days before the earliest date on which the applicable issuer would be obligated to pay any additional amounts if a payment was due in respect of the debt securities; and

•	at the time any redemption notice is given, the obligation to pay any additional amounts must remain in effect.

If

•	the applicable issuer has consolidated with or merged into, or conveyed or transferred or leased its properties and assets as an entirety or substantially as an entirety to, any person that is organized under the laws of any jurisdiction other than the United States, any state of the United States or the District of Columbia, or Australia or Canada, as the case may be;

•	as the result of any change in or any amendment to the laws, regulations or published tax rulings of the jurisdiction under which the applicable issuer’s successor is organized or of its political subdivisions or taxing authorities affecting taxation, or any change in the official administration, application or interpretation of its laws, regulations or published tax rulings either generally or in relation to any particular debt securities, then

•	the applicable issuer’s successor must pay any additional amounts under the indenture or the terms of any debt securities in respect of interest on any debt securities on the next succeeding interest payment date or in respect of the principal of any discounted debt securities on the date of the determination, assuming the principal must be paid on that date under the terms of the debt securities, and

•	the applicable issuer or its successor taking reasonable measures cannot avoid this obligation,

then the applicable issuer or its successor may redeem all, but not less than all, of the debt securities of any series in respect of which any additional amounts would be so payable at any time, upon not less than 30 nor more than 60 days’ written notice as provided in the indenture, at a redemption price equal to 100 percent of the principal amount of the debt securities plus accrued interest to the date fixed for redemption, unless otherwise specified in the applicable prospectus supplement, except that any debt securities that are discounted debt securities may be redeemed at the price specified in the debt securities’ terms. No notice of redemption may be given earlier than 60 days before the earliest date on which a successor must pay any additional amounts if a payment was due in respect of the debt securities. Also, at the time any redemption notice is given, the successor’s obligation to pay any additional amounts must remain in effect.

Consolidation, Merger and Sale of Assets

      We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety, to any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

      The applicable issuer may, without the consent of the holders of the debt securities, consolidate or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership, joint-stock company or limited liability company or permit any such person to consolidate with or merge into or convey, transfer or lease its properties and assets substantially as an entirety to us or the applicable issuer, as long as the person assumes the applicable issuer’s obligations on the debt securities and under the indenture, and immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, under the indenture has occurred.

      Also, the successor person to us or the applicable issuer must expressly agree in a supplemental indenture:

•	that all payments on the debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes the holder of a debt security receives the same amount that the holder would have received if no withholding or deduction was required; subject to the exceptions set forth above in “ — Payment of Additional Amounts”; and

•	to indemnify immediately the holder of each debt security against

•	any tax, assessment or governmental charge imposed on the holder or required to be withheld or deducted from any payment to the holder as a consequence of the transaction; and

•	any other tax costs or other tax expenses of the transaction.

      If we, the applicable issuer or the successor person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by the holder.

Service of Process

      Under each applicable indenture, each of Apache Australia and Apache Canada will irrevocably appoint CT Corporation System, 111 8th Avenue, New York, New York 10011, as its agent for service of process in any suit, action or proceeding with respect to the indenture, the debt securities or the guarantees issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submitted to jurisdiction in New York.

Enforceability of Judgments

      Since a substantial portion of each of Apache Australia’s and Apache Canada’s assets are outside the United States, any judgment obtained in the United States against Apache Australia or Apache Canada or, including judgments with respect to the payment of principal or interest on the securities, may not be collectible in the United States.

Enforcement of Rights by Holders of Trust Preferred Securities

      The following applies only in the event that debt securities are held by an Apache Trust.

      To the extent that any action under any debt securities held by an Apache Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that Apache Trust may take action if the action is not taken by the property trustee of that Apache Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

•	the failure of the applicable issuer or Apache to pay the principal of, or any premium or interest on, those debt securities on the due date; or

•	the failure by the applicable issuer or Apache to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

      A “direct action” is a legal proceeding directly against us for enforcement of payment to the holder of trust preferred securities issued by an Apache Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. We and the applicable issuer may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the Apache Trusts may become subject to the reporting obligations under the Securities Exchange Act of 1934. Notwithstanding any payments made to a holder of trust preferred securities by us or the applicable issuer in connection with a direct action, we and the applicable issuer will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and we and the applicable issuer will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us or the applicable issuer to the holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice” above.

Governing Law

      Each indenture, the debt securities and the guarantees are governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law. All matters governing the authorization and execution of the indenture and the debt securities by Apache Australia and Apache Canada will be governed by and construed in accordance with the laws of Australian Capital Territory, Australia and Nova Scotia, Canada, respectively.

BOOK-ENTRY SECURITIES

      Unless otherwise specified in the applicable prospectus supplement, we, Apache Australia or Apache Canada, as the case may be, will issue to investors securities, other than Apache common stock, in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

      No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

      DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act of 1934.

      DTC has also informed us that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

      Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

      Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

      Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

      DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

      According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered;

•	we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable; or

•	in the case of debt securities, an event of default with respect to the applicable series of debt securities has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

      If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

      Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

      None of us, the Apache Trusts, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

      We, the Apache Trusts, Apache Australia or Apache Canada may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

      We, the Apache Trusts, Apache Australia or Apache Canada may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

      If we, an Apache Trust, Apache Australia or Apache Canada use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

      We may authorize our agents and underwriters to solicit offers by institutions to purchase the securities at the public offering price through delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. The delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in the applicable prospectus supplement the commission that the underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

      Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us, an Apache Trust, Apache Australia or Apache Canada and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We, the Apache Trusts, Apache Australia or Apache Canada may have agreements with the underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange and the Chicago Stock Exchange and quoted on the Nasdaq National Market. We, the Apache Trusts, Apache Australia or Apache Canada may elect to list any other class or series of securities on any exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither we, the Apache Trusts, Apache Australia nor Apache Canada can give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

      Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

      The validity of the securities as to matters of U.S. law and other customary legal matters relating to the offering of the securities issued by us, including matters relating to our due incorporation, legal existence and authorized capitalization, will be passed upon for us by Chamberlain, Hrdlicka, White, Williams & Martin, Houston, Texas.

      The validity of the securities issued by (a) the Apache Trusts and particular matters of Delaware law will be passed upon for the Apache Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Apache Trusts, (b) Apache Canada and particular matters concerning the laws of Canada and Nova Scotia will be passed upon for Apache Canada by Bennett Jones LLP, Calgary, Alberta, Canada and McInnes Cooper, Nova Scotia, Canada, respectively, and (c) Apache Australia and particular matters concerning the laws of Australia and Australian Capital Territory will be passed upon for Apache Australia by Allens Arthur Robinson, Melbourne, Victoria, Australia. Unless otherwise specified in the applicable prospectus supplement, the validity of the securities under New York law will be passed upon for any underwriters or agents by Sidley Austin Brown & Wood LLP, New York, New York.

EXPERTS

      The consolidated financial statements of Apache Corporation appearing in Apache Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2002 and the statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Apache Corporation from BP p.l.c. for the year ended December 31, 2002, included as Exhibit 99.4 to the Amendment No. 1 and Amendment No. 2 to Current Report on Form 8-K/A dated March 18, 2003 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      Our consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in our Annual Report on Form 10-K for the year ended December 31, 2002 (the “2002 Annual Report”) have been incorporated by reference in this Registration Statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing. The Arthur Andersen LLP report on the December 31, 2001 and 2000 consolidated financial statements, dated March 12, 2002, included in the 2002 Annual Report is a copy of the previously issued Arthur Andersen LLP report, which has not been reissued because Arthur Andersen LLP has ceased operations.

      Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act, we have dispensed with the filing of their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

      On April 2, 2002, we filed a Current Report on Form 8-K announcing that our board of directors engaged Ernst & Young LLP as independent public accountants for the fiscal year 2002, replacing Arthur Andersen LLP. The decision to change independent public accountants was not the result of any disagreement with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure.

      The information incorporated by reference into this prospectus regarding our total proved reserves was prepared by Apache and reviewed by Ryder Scott Company Petroleum Engineers, as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

$

$  % Notes due 2017
$  % Notes due 2037

Prospectus Supplement
January   , 2007

Joint Book-Running Managers

Banc of America Securities LLC

JPMorgan

Co-Managers

BMO Capital Markets

BNP Paribas

Deutsche Bank Securities

RBC Capital Markets

RBS Greenwich Capital

Wachovia Securities